UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No.________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

PROSPECTUS SUPPLEMENT DATED March 21, 2013
TO
PROXY STATEMENT/PROSPECTUS DATED FEBRUARY 14, 2013

Owens Mortgage Investment Fund,
a California Limited Partnership

2221 Olympic Boulevard
Walnut Creek, California 94595

General Information

This supplement is being mailed on or about March 22, 2013, to the limited partners (the “Limited Partners”) of record of Owens Mortgage Investment Fund, a California Limited Partnership (“OMIF”), as of the close of business on January 28, 2013. The information contained herein supplements and should be read in conjunction with the proxy statement/prospectus dated February 14, 2013 (the “Proxy Statement/Prospectus”) relating to the proposed REIT conversion of OMIF.

Voting Procedures

The following information is provided in addition to the information disclosed on page 38 of the Proxy Statement/Prospectus under the heading “Voting Procedures”. OMIF has appointed IVS Associates, Inc. to serve as the inspector of elections to count the votes cast in person or by proxy at the special meeting of the Limited Partners.

Solicitation of Proxies and Expenses

The following information is provided in addition to the information disclosed on page 39 of the Proxy Statement/Prospectus under the heading “Solicitation of Proxies and Expenses”. OMIF has engaged Source Capital Group, Inc. (“SCG”) to provide additional proxy solicitation services. Personnel for SCG will solicit proxies by in-person meetings, telephone and electronic mail. OMIF will bear the cost relating to engaging SCG, which is not anticipated to exceed $50,000.

FORWARD LOOKING STATEMENTS

This supplement may contain “forward looking statements” as that term is described on the page preceding the table of contents in the Proxy Statement/Prospectus under the heading “Special Note Regarding Forward-Looking Statements”, and any forward looking statements contained herein are subject to the same risks and uncertainties described in that section.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

Limited Partners are encouraged to read the proxy statement/prospectus mailed to them on or about February 14, 2013, including the “Risk Factors” section commencing on page 19. Limited Partners are also encouraged to read all other relevant documents filed or to be filed with the Securities and Exchange Commission (“SEC”) relating to the REIT conversion because they contain important information. Limited Partners may obtain documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov or by calling one of our proxy solicitors, Georgeson Inc., at 1-866-821-0284. Limited Partners may also read and copy any document filed with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Limited Partners who have additional questions or need another proxy card should call our office at 1-925-935-3840 immediately.